EXHIBIT 10.115

RELEASE OF FURTHER PERFORMANCE UNDER LEASE

THIS RELEASE OF FURTHER PERFORMANCE UNDER LEASE (this “Release”) is entered into as of the Thirty-first day of July, 2009 (“Effective Date”), by and between 50 WEST WATKINS MILL ROAD, LLC, a Delaware limited liability company (f/k/a ARE-50 West Watkins Mill, LLC) (“Landlord”), and ORE PHARMACEUTICALS INC., a Delaware corporation (f/k/a Gene Logic Inc.) (“Original Tenant”).

RECITALS

WHEREAS, Landlord and Original Tenant made and entered into that certain Lease dated as of July 21, 2000, as amended by Amendment to Lease Agreement dated as of August 18, 2008 (as so amended, the “Lease”), for that certain building located at 50 West Watkins Mill Road, Gaithersburg, Maryland 20878 (the “Demised Premises”);

WHEREAS, by that certain Assignment and Assumption of Lease Agreement executed as of August 18, 2008, effective as of December 14, 2007 (“Assignment and Assumption Agreement”), by and among Landlord, Original Tenant and Ocimum Biosolutions Inc., a Delaware corporation (“Tenant”), Original Tenant assigned the Lease to Tenant and agreed to remain primarily liable for the performance of the terms, covenants and agreements of the Lease until January 31, 2011, the original Term Expiration Date;

WHEREAS, Original Tenant has requested that Landlord release Original Tenant from the performance of the terms, covenants and agreements of the Lease on and after the Release Date (hereinafter defined) in order that an escrow fund securing Tenant’s performance of the Lease obligations assumed by Tenant might be released to Tenant; and

WHEREAS, Landlord is willing to release Original Tenant from the performance of the terms, covenants and agreements under the Lease with respect to matters first accruing on and after the Release Date on the terms and conditions set forth herein.

NOW, THEREFORE, WITNESSETH, for the sum of Ten Dollars ($10.00), in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.        The foregoing Recitals are incorporated herein.  Initially capitalized terms not defined in this Release shall have the meanings ascribed to them in the Lease.

2.        Tenant has agreed to pay to Landlord on July 31, 2009 (“Release Date”), as an additional Security Deposit under the Lease, the sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (“Additional Security Deposit”) provided that Landlord releases Original Tenant from the performance of the terms, covenants and agreements under the Lease with respect to matters first accruing on and after the Release Date.

3.        Effective upon Landlord's receipt of confirmation by Landlord’s bank of receipt of good funds in the full amount of the Additional Security Deposit for Landlord's account, Landlord hereby unconditionally and irrevocably, finally and completely, discharges and releases Original Tenant and each of its officers, directors, members, partners, agents, principals and employees, from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Landlord has as of the Release Date or may claim to have against Original Tenant arising out of or with respect to any and all transactions relating to the Lease.  Furthermore, Landlord hereby acknowledges and agrees that there are no violations of or uncured defaults under the Lease by Original Tenant and no acts or events of default and no default by Original Tenant under the Lease.

4.        Original Tenant hereby unconditionally and irrevocably, finally and completely, discharges and releases Landlord and each of its officers, directors, members, partners, agents, principals and employees, from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, debts, liens, actions and causes of action of any and every nature whatsoever, known or unknown, whether at law, by statute or in equity, in contract or in tort, under state or federal jurisdiction, and whether or not the economic effects of such alleged matters arise or are discovered in the future, which Original Tenant has as of the Release Date or may claim to have against Landlord arising out of or with respect to any and all transactions relating to the Lease.  Furthermore, Original Tenant hereby acknowledges and agrees that there are no violations of or uncured defaults under the Lease by Landlord and no acts or events of default and no conditions exist which, with the giving of notice or the passage of time, or both, will constitute a default by Landlord under the Lease.

5.        This Release may be executed in counterparts, all of which shall constitute one and the same instrument.  Execution and delivery of this document by electronic means (including, without limitation, facsimile transmission and transmission of a versions of the document in Adobe Acrobat format by e-mail) shall serve to fully bind the party so executing and delivering such counterpart of this Release.

6.        Original Tenant represents and warrants to Landlord that Original Tenant (a) has full power and authority to execute and perform this Release, and (b) has taken all action necessary to authorize the execution and performance of this Release.

7.        This Release (a) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (subject to the restrictions on assignment set forth in the Lease), and (b) shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to choice of law principles.

[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Release under seal as of the day and year first above written.

WITNESS:	LANDLORD:

50 WEST WATKINS MILL ROAD, LLC,
a Delaware limited liability company (f/k/a ARE-50
WEST WATKINS MILL, LLC)

	By:		WATKINS INVESTOR 50, LLC,
its sole member

		By:	Watkins Manager 50, LLC,
its Manager

/s/	By:		/s/ Stephen P. Durr
Stephen P. Durr,
Authorized Signatory

WITNESS/ATTEST:	ORIGINAL TENANT:

ORE PHARMACEUTICALS INC.,
a Delaware corporation

/s/ Jasmine Eleftherakis	By:		/s/ Mark J. Gabrielson
Mark J. Gabrielson
Authorized Signatory

CONSENT OF GUARANTOR

          The undersigned, who guaranteed the Lease pursuant to that Guaranty Agreement dated August 18, 2008, hereby consents to the foregoing and annexed Release of Further Performance Under Lease.

OCIMUM BIOSOLUTIONS (INDIA) LIMITED
(a/k/a Ocimum Biosolutions India Limited).

By:	/s/ Subash Lingareddy
Name:	Subash Lingareddy
Title:	President & CFO
Date:	July 31, 2009

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